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                                                                   EXHIBIT 10.26

                     LEASE AMENDMENT AND EXTENSION AGREEMENT

     This Lease Amendment and Extension Agreement ("Agreement") is entered into by and between St. John Knits, Inc., a California corporation as Tenant and GM Properties, a California general partnership as Landlord under that certain Industrial Real Estate Lease dated June 1, 1986, as amended ("Lease") between Landlord and Tenant.

                                 R E C I T A L S

A. Landlord and Tenant previously amended the Lease on April 1, 1997 to provide for the construction of additional facilities to be used by Tenant and now desire to amend the Lease to reflect the total square footage of the property subject to Lease.

B. Landlord and Tenant have expressed a desire to extend the term of and modify the provisions of the Lease to provide Tenant the right to occupy the Property for an additional five (5) year term and to grant to Tenant the option to renew such extended term for an additional five (5) year term.

C. Landlord and Tenant desire to enter into this Lease Amendment and Extension Agreement to set forth the terms and conditions under which Tenant shall continue to occupy the Property.

     In consideration of the foregoing recitals and the covenants and conditions hereinafter contained, the parties agree as follows:

1.   LEASE TERM. The term of this Agreement shall be a period of five (5) years,
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     commencing June 1, 2001 and ending May 31, 2006. Tenant shall have the right to extend the Term for one additional five (5) year period in accordance with the provisions of Section 3 below.

2.   PROPERTY. Section 1.04 of the Lease is hereby modified to reflect a total
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     of 88,096 square feet of Property subject to the Lease. All rental and other computations under the Lease shall be based on 88,096 square feet.

3.   BASE RENT. Base Rent during the extension Term shall be $66,072.00 per
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     month for the first twelve months ($0.75 per square foot per month). Base
     Rent shall be increased annually on the 1st day of June of each year thereafter by an amount equal to 4% of the Base Rent due in May of each year.

4.   OPTION TO RENEW.
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     2.   Landlord hereby grants to Tenant one (1) option (the "Option") to extend the Lease Term for an additional term of five (5) years (the "Extension"), on the


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          same terms and conditions as set forth in the Lease, but at an increased rent as set forth below. The Option shall be exercised only by written notice delivered to Landlord at least one hundred eighty
          (180) days before the expiration of the Lease Term. If Tenant fails to deliver Landlord written notice of exercise of an Option within the prescribed time period, such Option shall lapse, and there shall be no further right to extend the Lease Term. The Option shall be exercisable by Tenant on the express conditions that (a) at the time of the exercise, and at all times prior to the commencement of such Extension, Tenant shall not be in default under any of the provisions of the Lease and (b) Tenant has not been ten (10) or more days late in the payment of rent more than a total of three (3) times during the Lease Term.

     b. The Option is personal to the Tenant named in this Lease. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest under the Lease to any entity prior to the exercise of the Option (whether with or without Landlord's consent), such Option shall lapse. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest of Tenant under the Lease to any entity after the exercise of an Option but prior to the commencement of the Extension (whether with or without Landlord's consent), such Option shall lapse and the Lease Term shall expire as if such Option were not exercised. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest of Tenant under the Lease in accordance with this Lease after the exercise of the Option and after the commencement of the Extension related to such Option, then the term of the Lease shall expire upon the expiration of the Extension during which such sublease or transfer occurred.

     c. The Base Rent during the Extension period shall be equal to the fair market rental of the Property during the Extension period determined as set forth below but in no event less than the Base Rent paid in the last month of the then expiring Term.

          i.   Fair Rental Value Adjustment.

               (1) Not later than one hundred (100) days prior to the commencement of the Extension term, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the fair rental value of the Property as of the date of the commencement of such Extension period. If Landlord and Tenant have not agreed upon the fair rental value of the Property at least ninety (90) days prior to the commencement of the Extension period, the fair rental value shall be


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                    determined by appraisal, by one or more appraisers or
                    brokers (herein called "Appraiser(s)"), as provided below. If appraiser(s) are used, such appraiser(s) shall have at least five (5) years' experience in the appraisal of commercial/industrial real property in the area in which the Property is located and shall be members of professional organizations such as MAI or equivalent. If broker(s) are used, such broker(s) shall have at least five (5) years' experience in the sales and leasing of commercial/industrial real property in the area in which the Property is located and shall be members of professional organizations such as the Society of Industrial and Office Realtors or equivalent.

               (2) If Landlord and Tenant are not able to agree upon the fair rental value of the property within the prescribed time period, then Landlord and Tenant shall attempt to agree in good faith upon a single appraiser not later than seventy-five (75) days prior to the commencement of the Extension period. If Landlord and Tenant are unable to agree upon a single Appraiser within such time period, then Landlord and Tenant shall each appoint one Appraiser not later than sixty-five (65) days prior to the commencement of the Extension period. Within ten (10) days thereafter, the two
                    (2) appointed Appraisers shall appoint a third (3rd) Appraiser. If either Landlord or Tenant fails to appoint its Appraiser within the prescribed time period, the single Appraiser appointed shall determine the fair rental value of the Property. If both parties fail to appoint Appraisers within the prescribed time periods, then the first Appraiser thereafter selected by a party shall determine the fair rental value of the Property. Each party shall bear the cost of its own Appraiser and the parties shall share equally the cost of the single or third Appraiser, if applicable.

               (3) For the purpose of such appraisal, the term "fair market value" shall mean the price that a ready and willing tenant would pay, as of the commencement of the Extension period, as monthly rent to a ready and willing landlord of property comparable to the Property if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used. If a single Appraiser is chosen then such Appraiser shall determine the fair rental value of the Property. Otherwise, the

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                    fair rental value of the Property shall be the arithmetic
                    average of the two (2) of the three (3) appraisals which are closest in amount, and the third appraisal shall be disregarded. In no event, however, shall the Base Rent be reduced by reason of such computation. Landlord and Tenant shall instruct the Appraiser(s) to complete the determination of the fair rental value not later than thirty
                    (30) days prior to the commencement of the Extension period. If the fair rental value is not determined prior to the commencement of the Extension period, then Tenant shall continue to pay to Landlord the Base Rent applicable to the Property immediately prior to such Extension, until the fair rental value is determined. When the fair rental value of the Property is determined, Landlord shall deliver notice thereof to Tenant, and Tenant shall pay to Landlord, within ten (10) days after receipt of such notice, the difference between the Base Rent actually paid by Tenant to Landlord and the new Base Rent determined hereunder.

5.   FULL FORCE AND EFFECT. Except as modified in the manner set forth in this
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     Agreement, the Lease shall remain in full force and effect during the extension Term provided herein.

6.   FURTHER ASSURANCES. Each party agrees to perform any further acts and to
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     execute and deliver any further documents which may be reasonably necessary to carry out the provisions of this Agreement.

Executed this 20 day of November, 2000 to be effective May 31, 2001.

Tenant:

St. John Knits, Inc., a California corporation

By: /s/ Dan DeMille
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Landlord:

GM Properties, a California general partnership

By: /s/ Bob Gray
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        Bob Gray, Managing General Partner

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